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                                                               EXHIBIT 10.12 (c)

                                                                   June 29, 2001

CBRE Holding, Inc.
c/o RCBA Strategic Partners, L.P.
909 Montgomery Street
San Francisco, CA  94133

Attention:  Mr. Claus Moller


RE: AMENDMENT TO COMMITMENT LETTER

Dear Sir:

          Reference is made to the commitment letter dated February 23, 2001, including the term sheet attached thereto, as amended by an amendment dated May 31, 2001 (the "Commitment Letter"), pursuant to which DLJ Investment Funding, Inc. ("DLJIF") agreed, subject to the conditions set forth therein, to purchase up to $65.0 million of senior notes of CBRE Holding, Inc. ("Holdings") in connection with the Sponsor's acquisition of CB Richard Ellis Services, Inc. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Commitment Letter.

          The Commitment Letter is hereby further amended and modified as follows:

          1. The Transaction Fee payable to DLJIF under the Commitment Letter upon consummation of the Transaction shall be reduced from 3.5% to 2.1154% and shall be payable by Holdings to Credit Suisse First Boston Corporation ("CSFB") in the form of an initial purchaser's discount to the aggregate price of the units sold in the offering pursuant to the Confidential Offering Circular of Holdings dated the date hereof, such discount to be payable in accordance with a definitive purchase agreement relating to the Notes and the Common Equity Securities. In addition, Holdings will pay $900,000 in cash to DLJIF as a lead investor adjustment on the closing date of the Transaction.
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          2.   In connection with the issue and sale of the Notes, Holdings shall not be responsible for the payment of fees or expenses of
               (a) Arthur Anderson LLP, to the extent attributable to the preparation and delivery of a comfort letter to CSFB or (b) Cravath Swaine & Moore, counsel to CSFB, such expenses to be borne by CSFB.

          3. It shall be an additional condition to the commitment of DLJIF under the Commitment Letter that DLJIF shall have received a duly executed copy of a Management Rights Letter in the form attached hereto.

          4. The terms of the Notes and the Common Equity Securities shall be substantially as set forth in the descriptions thereof contained in the Confidential Offering Circular relating to the Notes and the Common Equity Securities dated the date hereof.

          Except as expressly amended or modified by this amendment, the terms of the Commitment Letter shall remain in full force and effect.
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          Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning a copy of this amendment to the undersigned.


                              Very truly yours,

                              DLJ INVESTMENT FUNDING, INC.

                              By: /s/ Paul Thompson III
                                  ----------------------
                                  Paul Thompson III
                                  Managing Director

Accepted and Agreed to as
of the date first above written:

CBRE HOLDING, INC.

By: /s/ Claus Moller
    -----------------
    Name: Claus Moller
    Title: President